Exhibit 99.2

BLAST ENERGY SERVICES, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements and related notes are presented to show effects of the acquisition of the oil and gas properties purchased by Blast Energy Services, Inc. from Sun Resources Texas, Inc.

The pro forma consolidated balance sheet is based on the assumption that the Acquisition occurred effective September 30, 2010.  The pro forma consolidated statement of operations is based on the assumption that the Acquisition occurred effective at the beginning of the nine month period presented.  The pro forma consolidated statement of operations is for comparative purposes only and may not be indicative of the results of operations that would have occurred if the Company had completed the acquisition at an earlier date or the results that will be attained in the future.

Pro forma data is based on assumptions and include adjustments as explained in the notes to the unaudited pro forma financial statements.  The unaudited pro forma consolidated balance sheet and the unaudited consolidated statement of operations should be read in conjunction with the notes thereto, Blast Energy Services, Inc.’s Quarterly financial statements on Form 10-Q for the nine months ended September 30, 2010 and the Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased from Sun Resources Texas, Inc., included herein.

Blast Energy Services, Inc.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2010

	Blast Energy Services, Inc. Historical	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Current assets:
Cash	$676,762			$676,762
Accounts receivable, net	15,626			15,626
Other assets	54,289			54,289
Current portion of long-term receivable	1,440,000			1,440,000
Total current assets	2,186,677			2,186,677

Oil and gas properties, full cost, subject to amortization	1,181,098			1,181,098
Equipment, net of accumulated depreciation of $273,389	956,897			956,897
Total assets	$4,324,672			$4,324,672

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$18,434			$18,434
Accrued expenses	383,949			383,949
Accrued expenses – related party	232,997			232,997
Deferred revenue	2,095			2,095
Note payable - current portion, net of debt discount of $4,694	138,935			138,935
Notes payable - related party	1,120,000			1,120,000
Total current liabilities	1,896,410			1,896,410

Long-term liabilities:
Note payable – long-term portion, net of debt discount of $13,860	166,140			166,140
ARO Liability	-	79,268	(1)	79,268
Total liabilities	2,062,550	79,268		2,141,818

Stockholders’ equity (deficit):
Preferred stock, $.001 par value, 20,000,000 shares authorized; 6,000,000 shares issued and outstanding	6,000			6,000
Common stock, $.001 par value, 180,000,000 shares authorized; 67,909,238	67,909			67,909
Additional paid-in capital	75,452,892			75,452,892
Accumulated deficit	(73,264,679)	(79,268)		(73,343,947)

Total stockholders’ equity	2,262,122	(79,268)		2,182,854

Total liabilities and stockholders’ equity	$4,324,672			$4,324,672

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.

Blast Energy Services, Inc.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010

	Blast Energy Services, Inc. Historical	Pro Forma Adjustments		Pro Forma Consolidated

Revenue:	$185,561	$348,041	a	$533,602

Operating expenses:
Direct operating expenses	-	169,932	a	169,932
Cost of satellite sales	252,791			252,791
Selling, general and administrative	486,817			486,817
Depreciation and amortization	103,729	92,072	b	195,801
(Gain) Loss on disposal of equipment	(3,667)			(3,667)
Total operating expenses	839,670	262,004		1,101,674

Operating gain (loss)	(654,109)	86,037		(568,072)

Other income (expense):
Other income	2,158			2,158
Interest income	16			16
Interest expense	(70,273)			(70,273)
Net gain (loss)	$(722,208)	$86,037		$(636,171)

Preferred dividends	179,507			179,507
Net loss attributable to common shareholders	$(901,715)			$(815,678)

Basic and diluted loss per share	$(0.01)			$(0.01)

Weighted average common shares outstanding – Basic and diluted	62,110,366			62,110,366

The accompanying notes to unaudited pro forma consolidated financial statements are an integral part of these statements.

BLAST ENERGY SERVICES, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as of September 30, 2010 and the unaudited pro forma consolidated statement of operations are based on the unaudited financial statements of Blast Energy Services, Inc. as of and for the nine months ended September 30, 2010, the unaudited consolidated statements of combined revenues and direct operating expenses of the Oil and Gas Properties purchased from Sun Resources Texas, Inc. for the nine months ended September 30, 2010, and the adjustments and assumptions described below.

PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.	Record the estimated asset retirement obligation related to the acquisition of the Properties purchased from Sun Resources Texas, Inc.

The unaudited pro forma consolidated statements of operations reflect the following adjustments:

a.	Record revenues and direct operating expenses for the Properties acquired during the respective reporting period.

b.	Record pro-forma depletion of the Properties using the units-of-production method associated with the production of reserves during the respective reporting period.